UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

April 26, 2019

Fox Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

As previously disclosed in Item 5.02 of the Current Report on Form 8-K of Fox Corporation (the “Company”) dated March 14, 2019 and filed with the Securities and Exchange Commission on March 19, 2019 (the “Prior Compensation Disclosure”), the Board of Directors (the “Board”) of the Company approved on March 19, 2019 new compensatory arrangements for Messrs. K. Rupert Murdoch, Lachlan K. Murdoch, John P. Nallen, Viet D. Dinh and Steven Tomsic for the period beginning March 19, 2019 and concluding June 30, 2022 (the “Term”). On April 26, 2019, the Company entered into employment agreements with each of Messrs. L.K. Murdoch, Nallen, Dinh and Tomsic memorializing the previously approved compensatory arrangements and setting forth additional terms and conditions under which each will serve as an executive officer of the Company for the Term.

Lachlan K. Murdoch

The employment agreement with Mr. L.K. Murdoch provides for his employment during the Term as Executive Chairman of the Board and Chief Executive Officer of the Company. Mr. L.K. Murdoch will receive a base salary, will be eligible to receive an annual bonus, and will be eligible to participate in the Fox Corporation 2019 Shareholder Alignment Plan (or other long-term incentive plan as in effect from time to time) (the “SAP”), in each case, as set forth in the Prior Compensation Disclosure. Under the employment agreement, Mr. L.K. Murdoch will participate in all of the Company’s employee benefit plans to the extent applicable to other comparable executives of the Company.

If Mr. L.K. Murdoch’s employment is terminated during the Term without cause or by Mr. L.K. Murdoch for good reason, other than during the 12-month period following a “change in control” (as defined in the SAP), or if his employment is terminated during the Term due to Mr. L.K. Murdoch’s death or disability, Mr. L.K. Murdoch will be entitled to receive (i) his accrued base salary through the date of termination; (ii) payment of any annual bonus earned but not yet paid in respect of any fiscal year or other period ending prior to the date of termination; (iii) reimbursement of any then-unreimbursed expenses; and (iv) other vested benefits in accordance with applicable plans and programs of the Company then in effect for similarly situated senior executives of the Company, if any (collectively, the “Accrued Benefits”). In addition to the Accrued Benefits, in such events, he will be entitled to receive (i) cash severance equal to the greater of (a) the sum of two years of his annual base salary and two years of his target bonus if termination is prior to June 30, 2021 (the “legacy severance benefits”) or the sum of one year of annual base salary and target bonus for the year in which termination occurs if termination is on or after July 1, 2021 or (b) the remainder of his annual base salary for the remainder of the Term and payment of his target bonus for each remaining bonus period during the Term; (ii) (x) accelerated vesting of any awarded but unvested time-based SAP grants and (y) continued vesting of any awarded but unvested performance-based SAP grants, subject to the achievement of any applicable performance-based vesting conditions; and (iii) payment by the Company for the employer portion of the premiums under the Company’s group health, dental and vision insurance plans. If Mr. L.K. Murdoch’s employment is terminated during the Term without cause or by Mr. L.K. Murdoch for good reason, or due to Mr. L.K. Murdoch’s death or disability, in any case, during the 12-month period following a “change in control,” (as defined in the SAP) Mr. L.K. Murdoch will be entitled to receive the Accrued Benefits, as well as benefits described in clauses (i) through (iii) in the preceding sentence, except clause (i) shall be replaced with cash severance equal to the greater of (a) the sum of two years of annual base salary and two times his target bonus for the year in which termination occurs or (b) the sum of his annual base salary for the remainder of the Term and his target bonus for each remaining bonus period during the remainder of the Term.

If Mr. L.K. Murdoch’s employment is terminated for cause by the Company, Mr. L.K. Murdoch will be entitled to receive the Accrued Benefits, as well as an opportunity to earn (a) a pro rata portion of the annual bonus in respect of the year in which Mr. L.K. Murdoch’s termination occurs and (b) a pro rata portion of any then-outstanding performance-based SAP awards, in each case, subject to the achievement of any applicable performance conditions. If the Company and Mr. L.K. Murdoch have not entered into a subsequent employment agreement as of the conclusion of the Term and Mr. L.K. Murdoch terminates employment promptly thereafter, Mr. L.K. Murdoch will be entitled to receive (a) accelerated vesting of any awarded but unvested time-based SAP grants and (b) continued vesting of any awarded but unvested performance-based SAP grants, subject to the achievement of any applicable performance-based vesting conditions.

Upon a termination of employment, if Mr. L.K. Murdoch is entitled to receive any payments or benefits in excess of the Accrued Benefits, his receipt of any such payments or benefits will be contingent on him executing and not revoking the Company’s form of separation agreement and general release then in effect, and complying with the release and any applicable restrictive covenants. Under Mr. L.K. Murdoch’s employment agreement, Mr. L.K. Murdoch is generally subject to the following restrictive covenants: (i) perpetual confidentiality covenants; (ii) a cooperation covenant that applies for the duration of Mr. L.K. Murdoch’s employment with the Company and for three years thereafter; (iii) a non-solicitation of employees covenant that applies for the duration of Mr. L.K. Murdoch’s employment with the Company and for 12 months thereafter; and (iv) a non-competition covenant during Mr. L.K Murdoch’s employment with the Company and for 12 months thereafter.

Additionally, Mr. L.K. Murdoch is entitled to legacy enhanced retirement benefits pursuant to a letter agreement with News Corporation, dated November 17, 2008, which were assumed by the Company. The legacy retirement benefits increase Mr. L.K. Murdoch’s retirement benefits above the amounts available under the Company’s broad-based, tax-qualified plan and provide enhanced retirement health and life insurance benefits to Mr. L.K. Murdoch and his spouse.

John P. Nallen

The employment agreement with Mr. Nallen provides that Mr. Nallen will serve as the Chief Operating Officer of the Company through the end of the Term. Mr. Nallen will receive a base salary, will be eligible to receive an annual bonus, and will be eligible to participate in the SAP (or other long-term incentive plan as in effect from time to time), in each case, as set forth in the Prior Compensation Disclosure. The remaining terms and conditions of Mr. Nallen’s employment agreement are substantially similar to Mr. L.K. Murdoch’s employment agreement discussed above, except that Mr. Nallen is not entitled to receive the legacy severance benefits.

Additionally, Mr. Nallen is entitled to legacy enhanced retirement benefits pursuant to letter agreements with News Corporation, dated January 1, 2005 and November 17, 2008, as amended through June 3, 2013, which were assumed by the Company. The legacy enhanced retirement benefits for Mr. Nallen are substantially similar to the legacy retirement benefits for Mr. L.K. Murdoch.

Viet D. Dinh

The employment agreement with Mr. Dinh provides that Mr. Dinh will serve as Chief Legal and Policy Officer of the Company through the end of the Term. Mr. Dinh will receive a base salary, will be eligible to receive an annual bonus, and will be eligible to participate in the SAP (or other long-term incentive plan as in effect from time to time), in each case, as set forth in the Prior Compensation Disclosure. The remaining terms of Mr. Dinh’s employment agreement are substantially similar to Mr. L.K. Murdoch’s employment agreement discussed above, except that Mr. Dinh is not entitled to legacy severance benefits or legacy enhanced retirement benefits.

Steven Tomsic

The employment agreement with Mr. Tomsic provides that Mr. Tomsic will serve as Chief Financial Officer of the Company through the end of the Term. Mr. Tomsic will receive a base salary, will be eligible to receive an annual bonus, and will be eligible to participate in the SAP (or other long-term incentive plan as in effect from time to time), in each case, as set forth in the Prior Compensation Disclosure. The remaining terms of Mr. Tomsic’s employment agreement are substantially similar to Mr. L.K. Murdoch’s employment agreement discussed above, except that Mr. Tomsic is not entitled to legacy severance benefits or legacy enhanced retirement benefits.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Corporation

By:	Viet D. Dinh
Name: Viet D. Dinh
Title: Chief Legal and Policy Officer

April 26, 2019

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